                                                Filed Pursuant to Rule 424(b)(3)
                                                  Registration No. 333-110451
                                                                   333-110451-01

PROSPECTUS SUPPLEMENT NO. 1

                                  $125,000,000
                                GATX CORPORATION
                      5% SENIOR CONVERTIBLE NOTES DUE 2023
                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                           GATX FINANCIAL CORPORATION
                           AND SHARES OF COMMON STOCK
                      ISSUABLE UPON CONVERSION OF THE NOTES

         This prospectus supplement supplements the prospectus dated January 20, 2004 of GATX Corporation and GATX Financial Corporation relating to the sale by certain holders of our 5% Senior Convertible Notes due 2023 and the shares of our common stock issuable upon conversion of the notes. You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the prospectus.

         The table of Selling Holders contained in the prospectus is hereby amended to add the entities who are named below as Selling Holders.

                                                                     PRINCIPAL AMOUNT OF
                                                                     NOTES BENEFICIALLY        NUMBER OF SHARES
                                                                         OWNED THAT            OF COMMON STOCK
NAME OF SELLING HOLDER                                                   MAY BE SOLD           THAT MAY BE SOLD
----------------------                                                   -----------           ----------------
Innovest Finanzdienstle ........................................      $      700,000                29,546
St. Albans Partners Ltd. .......................................           3,000,000               126,628
Tykhe Fund Ltd. ................................................             250,000                10,552

         In addition, the following Selling Holder is substituted in the table of Selling Holders in lieu of Allstate Insurance Company:

                                                                     PRINCIPAL AMOUNT OF
                                                                     NOTES BENEFICIALLY        NUMBER OF SHARES
                                                                         OWNED THAT            OF COMMON STOCK
NAME OF SELLING HOLDER                                                   MAY BE SOLD           THAT MAY BE SOLD
----------------------                                                   -----------           ----------------
Allstate Life Insurance Company  ...............................      $    1,000,000                42,209

         INVESTING IN THE NOTES AND OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THE PROSPECTUS.

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         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -------------------

           The date of this prospectus supplement is January 30, 2004